Exhibit 99.1

Contact:	Paul Adams Corporate Communications 410-470-4167 paul.adams@constellation.com	FOR IMMEDIATE RELEASE

EXELON ANNOUNCES OUTCOME OF 2020-2021 PJM CAPACITY AUCTION
Three Mile Island nuclear plant among facilities that did not clear in auction, placing it at risk of early retirement
CHICAGO (May 24, 2017) - Exelon Corporation today announced that its Three Mile Island (TMI) and Quad Cities nuclear plants did not clear in the latest PJM capacity auction, highlighting the challenge nuclear energy continues to face without compensation for its ability to produce electricity without harmful carbon and air pollution and to contribute to grid resilience.

TMI did not clear in the past three PJM base residual auctions. TMI remains economically challenged as a result of continued low wholesale power prices and the lack of federal or Pennsylvania energy policies that value zero-emissions nuclear energy. Exelon has been working with stakeholders on options for the continued operation of TMI, which has not been profitable in five years.

States like New York and Illinois have enacted innovative policies that fairly compensate nuclear and renewable energy for their environmental attributes. Signed into law in December, the Future Energy Jobs Act (FEJA) will create significant environmental and consumer benefits in Illinois, while also creating thousands of clean energy jobs and providing job training for the future workforce.
“Exelon remains fully committed to keeping the Quad Cities plant open, provided that FEJA’s Zero Emissions Credit program is implemented as expected and provided that Quad Cities is selected to participate,” said Joe Dominguez, Exelon’s executive vice president of Government and Regulatory Affairs and Public Policy. “However, Quad has not been selected to receive ZECs under the FEJA program to date.”
Exelon’s other nuclear plants in PJM cleared in the auction for the 2020-2021 planning year. Oyster Creek did not participate in the auction, as the plant is scheduled to retire in 2019.

Capacity auctions are held annually by grid operator PJM to ensure enough power generation resources are available to meet demand in its region covering all or part of 13 states and the District of Columbia. This is the fifth delivery year for which capacity auctions have been held under “capacity performance” reforms ordered by the Federal Energy Regulatory Commission to increase power plant reliability and strengthen the region’s energy supply. The reforms were an important step in recognizing nuclear energy for its year-round reliability in all weather extremes. The auction results take effect June 1, 2020.

Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1)  Exelon’s 2016 Annual Report on Form 10-K  in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24, Commitments and Contingencies; (2) Exelon’s First Quarter 2017 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of utility customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2016 revenue of $31.4 billion. Exelon’s six utilities deliver electricity and natural gas to approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 33,300 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2.2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.